EXHIBIT 5.4
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                      [LETTERHEAD OF RYDER SCOTT COMPANY]


                               LETTER OF CONSENT


RE:     REGISTRATION STATEMENT ON FORM F-9 DATED NOVEMBER 27, 2006
        (THE "REGISTRATION STATEMENT") OF CANADIAN NATURAL RESOURCES LIMITED


Dear Sirs:

We are a firm of independent geological and petroleum engineer consultants of Calgary, Alberta having prepared corporate evaluation reports entitled "CNR International (U.K.) Limited Offshore North Sea, UK Offshore West Africa Constant Parameters" (the "Reports") of certain oil and gas properties of Canadian Natural Resources Limited. The Reports were for the year ended December 31, 2005 and dated March 3, 2006.

We refer to the Registration Statement relating to the offering of Debt Securities by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Reports which are incorporated by reference in the Registration Statement.

                                             Yours very truly,



                                             /s/ RYDER SCOTT COMPANY - CANADA
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                                             Ryder Scott Company - Canada